Exhibit 10.14

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT, dated as of January 27, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between ITHAX Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. (the “Purchaser”).

WHEREAS, the Company is a blank check formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”);

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units to be lead-managed by Cantor Fitzgerald & Co. (the “Public Offering”), with each unit (each, a “Unit”) consisting of one Class A ordinary share of the Company, par value $0.001 per ordinary share (each, a “Share”), and one-half of one redeemable warrant, with each whole warrant, (each, a “Warrant”) entitling the holder to purchase one Share at an exercise price of $11.50 per Share; and

WHEREAS, the Purchaser has agreed to purchase, at a price of $10.00 per Unit, an aggregate of 210,000 Units (the “Private Placement Units”), with each Private Placement Unit consisting of one Share and one-half of one Warrant.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

1.	Authorization, Purchase and Sale; Terms of the Private Placement Units.

(a)	Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units (and the underlying securities) to the Purchaser.
(b)	Purchase and Sale of the Private Placement Units. Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 210,000 Private Placement Units at a price of $10.00 per Unit for an aggregate purchase price of $2,100,000 (the “Purchase Price”). Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, on the Closing Date of the Public Offering. On the Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Units purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.
(c)	Terms of the Private Placement Unit. Each Private Placement Unit shall be identical to the Units to be sold by the Company in the Public Offering, except that:
(i)

The undersigned agrees not to seek conversion or seek to sell in any tender offer, in connection with any proposed Business Combination any shares of Class A common stock included in the Private Placement Units;

(ii)

The Warrants underlying the Private Placement Units (i) will not be redeemable by the Company, (ii) may be exercised for cash or on a cashless basis, as described in the registration statement relating to the Public Offering (the “Registration Statement”), in each case, so long as they are held by the undersigned or any of its permitted transferees and (iii) may not be exercised after five years from the effective date of the Registration Statement so long as the Private Warrants included in the Private Units are held by the undersigned or its designees or affiliates;

(iii)

The Private Placement Units (and underlying securities) will not be transferable by the undersigned until 30 days after the consummation of a Business Combination (subject to certain exceptions as described in the Registration Statement and set forth in the warrant agreement governing the Warrants);

(iv)

On the effective date of the Registration Statement, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Units and the underlying securities;

(v)	The undersigned will not participate in any liquidation distribution with respect to the Private Placement Units or the underlying securities if the Company fails to consummate a Business Combination;
(vi)

the Private Placement Units (and the underlying securities) will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in order to consummate the Public Offering, which terms or restrictions will be described in the Registration Statement; and

(vii)

The Warrants underlying the Private Placement Units shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate an initial Business Combination within the time period set forth in the Company’s memorandum and articles of association, as the same may be amended from time to time.

(d)	The undersigned further acknowledges and agrees that the Private Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(g)(2). Additionally, the Private Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer.

2.	Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

(a)

Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.
(i)

The execution, delivery and performance of this Agreement and the Private Placement Units (and the underlying securities) have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Private Placement Units (and underlying securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii)

The execution and delivery by the Company of this Agreement and the Private Placement Units (and the underlying securities), the issuance and sale of the Private Placement Units (and the underlying securities) and compliance with, the respective terms hereof by the Company, do not and will not as of the Closing Date: (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(iii)

Title to Securities. Upon issuance in accordance with and payment pursuant to the terms hereof memorandum and articles of association of the Company and registration in the register of members of the Company, the Private Placement Units (and the underlying securities) will be duly and validly issued as fully paid and non-assessable. On the date of issuance of the Private Placement Units, the underlying securities shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Private Placement Units (and the underlying securities), free and clear of all liens, claims and encumbrances of any kind, other than (A) transfer restrictions hereunder and under the other agreements contemplated hereby, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(c)

Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(d)

Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.

Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

(a)

Organization and Requisite Authority. The Purchaser is a general partnership formed and in good standing under the laws of the State of New York and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Purchaser. The Purchaser possesses all requisite limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.
(i)

This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)

The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

(c)	Investment Representations.
(i)

The Purchaser is acquiring the Private Placement Units (and the underlying securities), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)

The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D promulgated under the Securities Act.

(iii)

The Purchaser understands that the Private Placement Units (and the underlying securities) are being offered and will be sold to the Purchaser in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Private Placement Units (and the underlying securities).

(iv)

The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act.

(v)

The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Placement Units (and the underlying securities) which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Placement Units (and the underlying securities) involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Units (and the underlying securities).

(vi)

The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Units (or the underlying securities) or the fairness or suitability of the investment in the Private Placement Units (or the underlying securities) by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Units (or the underlying securities).

(vii)

The Purchaser understands that: (A) the offer and sale of the Private Placement Units (and the underlying securities) has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) the offer and sale of the Private Placement Units (and the underlying securities) is subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the offer and sale of the Private Placement Units (and the underlying securities) under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Private Placement Units (and the underlying securities) will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if securities are issued in book entry form) relating to the foregoing. The Purchaser further understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Private Placement Units (and the underlying securities) until the 1-year anniversary following consummation of an Business Combination despite technical compliance with the requirements of Rule 144.

(viii)

The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Units (and the underlying securities) and is able to bear the economic risk of an investment in the Private Placement Units (and the underlying securities) in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Placement Units (and the underlying securities). The Purchaser can afford a complete loss of its investment in the Private Placement Units (and the underlying securities).

4.

Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.
(b)

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

(c)

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	Registration Rights Agreement. The Company shall have entered into a registration rights agreement on terms satisfactory to the Purchaser.
(e)

Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Units.

5.

Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

(b)

Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

(c)

No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	Registration Rights Agreement. The Company shall have entered into a registration rights agreement on terms satisfactory to the Company.
6.

Termination. This Agreement may be terminated at any time after December 31, 2021, upon the election by either the Company or the Purchaser solely as to itself upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

7.	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.
8.	Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.
9.	Miscellaneous.
(a)

Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

(b)

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(c)

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(d)

Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(e)

Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

(f)	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

ITHAX ACQUISITION CORP.

By:	/s/ Dimitrios Athanasopoulos
	Name:	Dimitrios Athanasopoulos
	Title:	Chief Financial Officer, Treasurer and Director

PURCHASER:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Authorized Representative